As filed with the Securities and Exchange Commission on June 1, 2012

Registration No. 333-136852

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BIOSANTE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	58-2301143 (I.R.S. Employer Identification Number)

111 Barclay Boulevard

Lincolnshire, Illinois 60069

(847) 478-0500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Phillip B. Donenberg

Senior Vice President of Finance, Chief Financial Officer and Secretary

BioSante Pharmaceuticals, Inc.

111 Barclay Boulevard

Lincolnshire, Illinois 60069

(847) 478-0500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Amy E. Culbert, Esq.

Oppenheimer Wolff & Donnelly LLP

222 South Ninth Street, Suite 2000

Minneapolis, Minnesota 55402

(612) 607-7287

Approximate date of commencement of proposed sale to the public:  Not applicable.  This post-effective amendment deregisters those securities that remain unissued or unsold hereunder as of the effective date hereof.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

                        Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

This Post-Effective Amendment to the Registration Statement on Form S-3 shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933, as amended.

DEREGISTRATION OF SECURITIES

On August 23, 2006, BioSante Pharmaceuticals, Inc. filed with the Securities and Exchange Commission a registration statement on Form S-3, as amended (Registration No. 333-136852), registering the resale of 5,147,520 shares of common stock, par value $0.0001 per share, by certain selling stockholders.  Pursuant to the undertaking contained in the registration statement, BioSante is filing this Post-Effective Amendment No. 1 to remove from registration all registered but unsold shares covered by the registration statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lincolnshire, State of Illinois, on June 1, 2012.

BIOSANTE PHARMACEUTICALS, INC.

By	/s/ Stephen M. Simes
Stephen M. Simes
Vice Chairman, President and Chief Executive Officer

By	/s/ Phillip B. Donenberg
Phillip B. Donenberg
Senior Vice President of Finance, Chief Financial
Officer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this amendment has been signed by the following persons in the capacities indicated, on the dates indicated.

	Name and Signature	Title	Date

	/s/ Stephen M. Simes	Vice Chairman, President and Chief Executive	June 1, 2012
	Stephen M. Simes	Officer (Principal Executive Officer)

	/s/ Phillip B. Donenberg	Senior Vice President of Finance, Chief
	Phillip B. Donenberg	Financial Officer and Secretary	June 1, 2012
(Principal Financial and Accounting Officer)

	*	Chairman of the Board
	Louis W. Sullivan, M.D.		June 1, 2012

	*	Director
	Fred Holubow		June 1, 2012

	*	Director
	Ross Mangano		June 1, 2012

	/s/ John T. Potts, Jr., M.D.	Director
	John T. Potts, Jr., M.D.		May 30, 2012

	*	Director
	Edward C. Rosenow, III, M.D.		June 1, 2012

	/s/ Stephen A. Sherwin, M.D.	Director
	Stephen A. Sherwin, M.D.		May 30, 2012

* By:	/s/ Stephen M. Simes	Attorney-in-Fact
	Stephen M. Simes		June 1, 2012

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